Aetna Life Insurance and Annuity Company
                           Hartford, Connecticut 06156
                          Supplement to Application for
                             Variable Life Insurance
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

 1.   Proposed Insured A    John                                  J.             Doe
                            ---------------------------------------------------------
                                       First                      Middle         Last
      Proposed Insured A    Jane                                  J.             Doe
                            ---------------------------------------------------------
                                       First                      Middle         Last

 2.   Premium Payment Allocation (Indicate Whole Percentages.  Percentages must equal 100%.)

[Global International                                                Growth & Income -- Stocks & Bonds
             %      Janus Aspen Worldwide Growth Portfolio                      %      Aetna Investment Advisers Fund
             %      Scudder International Portfolio                             %      Janus Aspen Balance Portfolio
  Aggressive Growth Income                                           Income --
             %      Alger American Small Cap Portfolio                          %      Aetna Income Shares
             %      Janus Aspen Aggressive Growth Portfolio                     %      Janus Aspen Short-Term Bond Portfolio
  Growth                                                             Stability of Principal
             %      Fidelity VIP II Contrafund Portfolio                        %      Aetna Variable Encore Fund (Money Market)
             %      Janus Aspen Growth Portfolio                             100%      Aetna Fixed Account
             %      American Century VP Capital Appreciation         Asset Allocation
  Growth & Income -- Stocks                                                     %      Aetna Ascent Variable Portfolio
             %      Aetna Variable Fund                                         %      Aetna Crossroads Variable Portfolio
             %      Aetna Variable Index Plus Portfolio                         %      Aetna Legacy Variable Portfolio]
             %      Fidelity VIP Equity-Income Portfolio

                                                                                Owner's Suitability

The rules of the National Association of Securities Dealers,  Inc. require that the Sales Representative have reasonable grounds to believe that the sale is suitable for the Owner,
based on information provided by the Owner as shown on this form and on information known by the Sales Representative.

3.    Owner's Taxpayer Identification Number:                               [checkmark] Individual      ###-##-####
      |_| Partnership         |_| Corporation            |_| Trustee          |_| Other              |_||_|-|_||_||_||_||_||_||_|


 4.   Age:                                   45
 5:   Citizenship:                           US
 6.   Marital Status:                        M
 7.   Number of Dependents:                  0
 8.   Occupation:                            Sr. Accountant
 9.   Employers' Name(s) & Address:  ABC Corporation, Hartford, CT 06104


10.   Investment Objectives (check all applicable objectives)
      |_| Capital Preservation
      |_| Tax Advantage/Deferral
      [checkmark] Current Income
      |_| Growth and Income
      |_| Growth
      |_| Aggressive Growth
      |_| Other (please specify) _______________________________________________

11.   Insurance Objectives (check all applicable objectives)
      |_| Estate Creation


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      [checkmark] Estate Conservation
      |_| Other (please specify)

12.   Investment Knowledge:  |_| Limited                    [checkmark] Good      |_| Extensive

13.   Risk Tolerance:  |_| None                |_| Low      [checkmark] Medium    |_| High

14.   Is the coverage in accord with the Owner's insurance objectives and anticipated financial needs?  [checkmark] Yes  |_| No

15.   Total Income of Owner's Immediate Family
      |_|     $250,000+
  [checkmark] $100,000 - $249,999
      |_|     $ 50,000 - $99,999
      |_|     $ 25,000 - $49,999
      |_|     Under $25,000

16:   Estimated Net Worth of Owner's Immediate Family
      |_|     $1,000,000+
      |_|     $  500,000 - $1,000,000
  [checkmark] $  250,000 - $  500,000
      |_|     $  100,000 - $  250,000
      |_|     Under $100,000

17.   Federal Tax Bracket:  |_|  15%            [checkmark]   28%               |_| Other (please specify)

18.   Is the Owner associated with a National Association of Securities Dealers, Inc. firm?       |_| Yes  [checkmark] No

19.   If jointly, or business, owned, please provide the name(s) and signature(s) of the person(s) authorized to
 exercise ownership rights:            _____________________________________________________________________


I understand that:

      THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS.

      VALUES NOT IN THE FIXED ACCOUNT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT.

      THE AMOUNT OF THE MATURITY BENEFIT IS NOT GUARANTEED BUT IS DEPENDENT UPON THE THEN SURRENDER VALUE.

      ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, ACCOUNT VALUES, AND SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

I hereby acknowledge receipt of the Prospectus dated May, 1997 for all applicable prospectus(es) pertaining to the Separate Account and all of the variable options.

                                                               Signed at Hartford, CT on 06/01/97
                                                                       (City, State)                                   (Mo/Day/Yr)

By     John J. Doe                                                                     By
       ---------------------                                                           -------------------------------------
      Signature of Owner                                                               Signature of Owner

Based on information obtained from the Owner, I believe the investment is suitable for the Owner's objectives.

                                                    I M Agent                  on                06/01/97
                                      --------------------------------------                   ------------
                                      Signature of Registered Representative                   (Mo/Day/Yr)
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